UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2023

VISTRA CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	VST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2023, Vistra Corp. (the “Company”) repurchased (the “Repurchase”) approximately 68% and agreed to repurchase (the “Agreed Repurchase) an additional approximately 6% of the outstanding beneficial interests in the rights (the “TRA Rights”) to receive payments under the Tax Receivable Agreement, dated October 3, 2016 (the “TRA”), from a select group of registered holders of the TRA Rights (“Selling Holders”) in exchange for consideration of $1.50 per repurchased TRA Right, totaling an aggregate purchase price for the Repurchase and the Agreed Repurchase of approximately $476 million. The consideration for the Repurchase was paid by the Company by the issuance of shares of newly issued 8.875% Series C Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”). The consideration for the Agreed Repurchase is also expected to be paid by the Company by the issuance of shares of newly issued Series C Preferred Stock. The shares of Series C Preferred Stock are being issued to the Selling Holders in exchange for the TRA Rights in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). As part of the transaction, the Company agreed to file a shelf registration statement on Form S-3 within 15 business days of December 29, 2023 registering the resale of the shares by the Selling Holders of Series C Preferred Stock from time to time under Rule 415 of the Securities Act. The Company may from time-to-time repurchase additional TRA Rights in exchange for additional shares of Series C Preferred Stock, cash and/or other consideration. If the Company repurchases TRA Rights at any time during the 180 days following December 29, 2023 at a price per TRA Right greater than $1.50, the Company will pay the Selling Holders an amount equal to such excess purchase price per TRA Right sold by the Selling Holders.

In connection with the Repurchase and Agreed Repurchase, holders of approximately 74% of the outstanding TRA Rights consented to certain amendments to the TRA which were effected in an Amended and Restated Tax Receivables Agreement (the “A&R TRA”). Such amendments to the TRA include (i) the removal of the Company’s obligation to provide registered holders of the TRA Rights (“Holders”) with regular reporting and access to information, (ii) limitations on the transferability of the TRA Rights, (iii) removal of certain obligations of the Company in the event it incurs indebtedness and (iv) a change to the definition of “Change of Control.”

The terms and conditions of the Series C Preferred Stock were set forth in a certificate of designation (the “Certificate of Designation”) filed with the Secretary of State of the State of Delaware on December 29, 2023. The Certificate of Designation classified a total of 500,000 shares of the Company’s authorized shares of preferred stock as Series C Preferred Stock.

As set forth in the Certificate of Designation, the Series C Preferred Stock will rank, with respect to anticipated semi-annual dividends and distributions upon the liquidation, winding-up or dissolution of the Company: (i) senior to any equity security, including the Company’s common stock, other than any equity security referred to in (ii) or (iii); (ii) on a parity with any equity security issued by the Company with terms specifically providing that such equity security ranks on a parity with the Series C Preferred Stock with respect to rights to the payment of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Company’s affairs, as applicable, including the Company’s 8.0% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock and 7.0% Series B Fixed-Rate Reset Cumulative Redeemable Green Perpetual Preferred Stock; and (iii) junior to any equity security issued by the Company with terms specifically providing that such equity security ranks senior to the Series C Preferred Stock with respect to rights to the payment of dividends and/or distributions upon the liquidation, winding-up and dissolution of the Company’s affairs, as applicable. The annual dividend rate on each share of Series C Preferred Stock is 8.875% from December 29, 2023 to, but excluding, January 15, 2029 (the “First Reset Date”). On and after the First Reset Date, the dividend rate on each share of Series C Preferred Stock shall equal the five-year U.S. Treasury rate as of the most recent reset dividend determination date (subject to a floor of 3.83%), plus a spread of 5.045% per annum. The Series C Preferred Stock has a liquidation preference of $1,000 per share, plus accumulated but unpaid dividends. Cumulative cash dividends on the Series C Preferred Stock are payable semi-annually, in arrears, on each July 15 and January 15, commencing on July 15, 2024, when, as and if declared by the Company’s Board of Directors.

At any time on or after the First Reset Date, the Company may redeem shares of the Series C Preferred Stock in whole or in part at a redemption price payable in cash of $1,000 per share of Series C Preferred Stock, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and will be subject to compliance with the applicable provisions of the Company’s outstanding indebtedness.

Upon the occurrence of a Rating Event (as defined in the Certificate of Designation), the Company may, at its option, redeem the shares of Series C Preferred Stock in whole, but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Company following the occurrence of a Rating Event at a redemption price payable in cash of $1,020 (102% of the liquidation preference) per share of Series C Preferred Stock, plus an amount equal to all accumulated and unpaid dividends thereon to, but excluding, the redemption date, whether or not declared.

Upon the occurrence of a Change of Control Trigger Event (as defined in the Certificate of Designation) or a Rejected Transaction (as defined in the Certificate of Designation), the Company may, at its option, redeem shares of the Series C Preferred Stock in whole or in part within 120 days after the occurrence of such Change of Control Trigger Event or Rejected Transaction, in each case, at a redemption price payable in cash of $1,030 (103% of the liquidation preference) per share for a Change of Control Trigger Event or Rejected Transaction that occurs before January 15, 2025, $1,020 (102% of the liquidation preference) per share for Change of Control Trigger Event or Rejected Transaction that occurs on or after January 15, 2025 and before January 15, 2026 or $1,010 (101% of the liquidation preference) per share for a Change of Control Trigger Event or Rejected Transaction that occurs on or after January 15, 2026 and before January 15, 2029, plus all accumulated and unpaid dividends to, but not including, the applicable redemption date, whether or not declared. If the Company does not exercise its right to redeem all shares of Series C Preferred Stock within 120 days after the first date on which a Change of Control Trigger Event occurs, the then-applicable dividend rate for the Series C Preferred Stock not so redeemed will be increased by 5.0%.

Holders of shares of the Series C Preferred Stock generally have no voting rights, except for limited voting rights with respect to (i) amendments to the charter of the Company that would have a material adverse effect on the powers or rights of the Series C Preferred Stock, (ii) the creation or issuance of any parity securities if the cumulative dividends on shares of Series C Preferred Stock are in arrears, (iii) the creation or issuance of any senior securities, (iv) the creation or issuance of any additional shares of Series C Preferred Stock or parity securities with an aggregate liquidation preference, together with any such then outstanding securities, of greater than $2.5 billion, (v) any Transaction that results in a Covered Disposition (each as defined in the Certificate of Designation), or (vi) if any dividends on the shares of Series C Preferred Stock in respect of three semi-annual dividend periods (whether or not consecutive) are accumulated and unpaid, the election by the holders of the Series C Preferred Stock and the holders of any parity securities, voting together as a single class, of two preferred stock directors.

The Series C Preferred Stock is not convertible into or exchangeable for any other securities of the Company.

The foregoing is only a summary of the material terms of the A&R TRA and the Certificate of Designation and does not purport to be a complete description of the rights and obligations thereunder. Such description is qualified in its entirety by reference to the A&R TRA and the Certificate of Designation, which are attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and Exhibit 3.1, respectively, and each of which is incorporated by reference into this Item 1.01.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy, any securities, nor shall there be any sale or purchase of securities described herein in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information about the Certificate of Designation set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information about the Certificate of Designation set forth under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Series C Certificate of Designation filed with the Secretary of State of Delaware on December 29, 2023.

10.1	Amended and Restated Tax Receivable Agreement, dated December 29, 2023, by and between the Company and Equiniti Trust Company, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Corp.

Dated: January 4, 2024	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer